Exhibit 4.3


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                              FIFTH AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         DATED AS OF APRIL 18, 1997

                                BY AND AMONG

                        NIAGARA LASALLE CORPORATION
                    (FORMERLY NIAGARA COLD DRAWN CORP.),

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY,

                                 CIBC INC.

                                    AND

                             NATIONAL CITY BANK

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT

                 ------------------------------------------


                       Effective as of May 21, 1999


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            WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA COLD
DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and NATIONAL CITY BANK, a national banking association having its principal office at National City Center, 1900 East Ninth Street, Cleveland, Ohio ("National"), and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term Loan Agreement dated as of April 18, 1997 (the "Original Agreement"); and

            WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") and THE NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, National, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a First Amendment dated as of September 4, 1997 (the "First Amendment") for the purpose, among other things, of providing "Swingline Loans" (as described in the First Amendment) under the credit facilities provided in the Original Agreement; and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a Second Amendment dated as of December 31, 1997 (the "Second Amendment") for the purpose, among other things, of permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Original Agreement), and to revise the terms of the Original Agreement with respect to dividends; and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a Third Amendment effective as of May 15, 1998 (the "Third Amendment") for the purpose, among other things, of reducing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Original Agreement), and to provide for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new collective bargaining agreement with LaSalle's hourly employees in Hammond, Indiana; and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a Fourth Amendment effective as of December 1, 1998 (the "Fourth Amendment") (the Original Agreement together with the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment to be collectively referred to as the "Credit Agreement") for the purpose, among other things, of increasing by One Million Dollars ($1,000,000) the amount of permitted "Capital Expenditures" (as defined in the Credit Agreement) that may be made by the Borrowers in any "Fiscal Year" (as defined in the Credit Agreement); and

            WHEREAS, the Borrowers have requested the Agents and the Banks to amend certain provisions of the Credit Agreement to, among other things,
(a) waive the requirement for mandatory repayment of principal from "Excess Cash Flow" (as defined in the Credit Agreement) for the Fiscal Year ended December 31, 1998, and (b) in connection with a proposed business acquisition by a UK subsidiary of Niagara Corporation, permit the Borrowers to provide guarantys to certain banks providing standby letters of credit to support acquisition financing to such UK subsidiary.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Notwithstanding the provisions of Subsection 2.2(c) of the Credit Agreement, the Borrowers shall not be required to pay to the Agent, and the Borrowers shall be permitted to retain, the amount required pursuant to the terms of Subsection 2.2(c) of the Credit Agreement to be applied as a mandatory principal repayment from Excess Cash Flow for the Fiscal Year ended December 31, 1998, and the non-payment of such amount to the Agent shall not be deemed to be an Event or Default under the terms of the Credit Agreement; provided, however, the foregoing shall not serve to amend, alter or otherwise change any other provision of the Credit Agreement, nor shall it be deemed to act as a waiver or abridgment by Agent or any Bank of any of its or their respective rights or powers under the terms of the Credit Agreement.

            2. A new item 11 shall be added to Schedule 3.9 to the Credit Agreement to read as follows:

            "11. Pursuant to general security agreements by and between each of the Borrowers and M&T, the Borrowers shall permit a Lien on the respective assets of the Borrowers as described therein (the "2d Lien"), which 2d Lien shall secure the respective guarantys of the Borrowers to M&T described in item 6 of Schedule 6.7 of the Credit Agreement. The 2d Lien shall be subject to, and subordinate in priority to, the Liens granted to the Agent pursuant to the Security Agreements."

            3. The last sentence of Subsection 5.14 shall be deleted in its entirety and replaced with the following:

            "Additionally, the Borrowers represent and covenant that the proceeds of the Revolving Credit Loan not used pursuant to the preceding sentence shall be used (i) to fund the general working capital purposes of the Borrowers and their Subsidiaries, (ii) to the extent permitted by the terms of Subsection 6.10(h) hereof, fund the amount of any loan made by the Borrowers to Niagara", or (iii) to the extent permitted by the terms of Subsection 6.12(b) hereof, to fund repayment to Niagara of amounts applied by Niagara as Excess Warrant Proceeds to repay the outstanding and unpaid principal amount of the Revolving Credit Note or to prepay the outstanding and unpaid principal amount of the Term Loan Note pursuant to Subsection 2.11 hereof.

            4. A new item 6 shall be added to Schedule 6.7 of the Credit to read as follows:

            "6. Pursuant to unconditional continuing guaranty agreements by and between each of the Borrowers and M&T, the Borrowers shall guaranty the obligations of Niagara LaSalle (UK) Limited to M&T under one or more Letter of Credit Applications and Letter of Credit Reimbursement Agreements providing for the issuance of one or more standby letters of credit by M&T for the account of Niagara LaSalle
      (UK) Limited and for the benefit of National Westminster Bank PLC in a maximum aggregate principal amount equal to Thirty Million pounds sterling ((pound)30,000,000), plus interest, costs and expenses (collectively, the "UK Standby Letters of Credit")."

            5. The conjunction "and" ending Subsection 6.10(f) shall be deleted, and the period ending Subsection 6.10(g) shall be deleted and shall be replaced with the ending "; and".

            6.  A new Subsection 6.10(h) shall be added as follows:

            "(h) one or more unsecured demand loans to Niagara in an aggregate amount on any date not to exceed an amount (in U.S. Dollars) equal to Five Million British Pounds Sterling ((pound) 5,000,000) based on the Agent's selling rate of exchange for British Pounds Sterling on such date.

            7. The conjunction "or" at the end of Subsection 7.1(j) shall be deleted and the period ending Subsection 7.1(k) shall be deleted and shall be replaced with the ending "; or".

            8. A new Subsection 7.1(l) shall be added to Subsection 7.1 as follows:

            "l. Any UK Standby Letter of Credit shall be drawn against by the beneficiary thereof in any amount."

            9. A new sentence shall be added to the end of Subsection 8.1 as follows:

            "Notwithstanding the foregoing, the Agent shall not be required or authorized to execute, deliver or consent to any amendment, change or modification of the provisions of Section 6.12 hereof effective after May 21, 1999 without the unanimous prior consent and instruction of the Banks."

            10. This Fifth Amendment shall be effective as of May 21, 1999.

            11. All capitalized terms used herein, unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

            12. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by this Fifth Amendment.

            13. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Fifth Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

            14. This Fifth Amendment may be executed by one or more of the parties to this Fifth Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective duly authorized officers.

                                        NIAGARA LASALLE CORPORATION


                                        By: /s/ Raymond Rozanski
                                           ----------------------------
                                        Name:  Raymond Rozanski
                                        Title: Executive Vice President


                                        LASALLE STEEL COMPANY

                                        By: /s/ Raymond Rozanski
                                           ----------------------------
                                        Name:  Raymond Rozanski
                                        Title: Executive Vice President


                                        MANUFACTURERS AND TRADERS
                                        TRUST COMPANY

                                        By: /s/ Robert S. Kush
                                           ----------------------------
                                        Name:  Robert S. Kush
                                        Title: Vice President


                                        CIBC INC.

                                        By: /s/ William Koslow Jr.
                                           ----------------------------
                                        Name:  William Koslow Jr.
                                        Title: Executive Director


                                        NATIONAL CITY BANK

                                        By:________________________________
                                        Name:
                                        Title:


                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA

                                        By:________________________________
                                        Name:
                                        Title:


                                        THE NATIONAL BANK OF CANADA

                                        By: /s/ Robert Uhrig
                                           ------------------------------
                                        Name:  Robert Uhrig
                                        Title: Vice President and Manager


                                        By: /s/ Michael S. Woodard
                                           ------------------------------
                                        Name:  Michael S. Woodard
                                        Title: Vice President


                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY, AS AGENT

                                        By: /s/ Robert S. Kush
                                           -------------------------------
                                        Name:  Robert S. Kush
                                        Title: Vice President



                               ACKNOWLEDGMENT

            By executing below, Niagara Corporation hereby consents and agrees to the terms and conditions contained herein and hereby reaffirms its obligations and liabilities pursuant to the terms of the Unconditional and Continuing Guaranty Agreement by and between Niagara Corporation and Manufacturers and Traders Trust Company, as Agent dated as of April 18, 1997:

                                        NIAGARA CORPORATION

                                        By: /s/ Marc J. Segalman
                                           -----------------------------
                                        Name:  Marc J. Segalman
                                        Title: Vice President